Exhibit 99.1

EzFill Enters into Agreement to Acquire Mobile Fuel Delivery Business, Prepares for March Expansion to Tampa and West Palm Beach

–Leading Mobile Fuel Company’s First Post-IPO Acquisition Will Pave Way for

Launch in Additional Markets Throughout Florida–

MIAMI, FL, March 3, 2022 – EzFill Holdings, Inc. (“EzFill” or the “Company”) (NASDAQ: EZFL), a pioneer and emerging leader in the mobile fuel industry, announced today that it has signed an agreement to acquire the assets of mobile fuel delivery service Full Service Fueling Inc. (“FULL”) in West Palm Beach, Florida.

Following the acquisition, EzFill – already one of the largest mobile fuel delivery providers in Florida – will be poised to expand its operations beyond the Miami area to cities throughout Florida, beginning with Tampa and West Palm Beach in March, followed by additional markets over the next few months.

Since completing its IPO in September, EzFill has been using the net proceeds in part to gain additional market share in Florida, as well as other targeted U.S. markets. The Company recently announced the purchase of 33 additional fuel trucks, more than tripling the size of its delivery fleet, to support these expansion efforts.

“EzFill’s first post-IPO acquisition will demonstrate our ability to execute upon the Company’s stated mission of providing customers throughout Florida and beyond with its industry-leading mobile fuel delivery services,” said Mike McConnell, CEO of EzFill. “We look forward to introducing residents and businesses in Tampa, West Palm Beach, and other cities to the same exemplary service we have been offering our customers in the Miami area over the past several years.”

Upon closing, EzFill will acquire the trucks, customers, and other assets of FULL, an affiliate of Palmdale Oil Company (“Palmdale”). In connection with the purchase of the assets, EzFill will execute an operating and supply agreement with Palmdale, one of the largest wholesale suppliers in the State of Florida. Palmdale will serve as one of the main fuel suppliers for EzFill throughout Florida, with preferred pricing on all fuel purchases. Palmdale will also provide EzFill with access to vehicle parking at their locations throughout the state.

“We have helped pioneer on-demand fueling in Florida, and we are very optimistic about the future of the industry. We look forward to working with EzFill to support their rapid growth within this industry,” said Kendall Cheatham, Vice President of Palmdale and founding President of FULL. “Our more than 35 years of experience in the market, combined with EzFill’s strong management team, will lead to further success for both companies going forward.”

The closing of the acquisition is subject to customary closing conditions. Additional details about the transaction can be found in the Company’s Form 8-K, which the Company will file on or about the date of this press release.

About EzFill

EzFill is a leader in the fast-growing mobile fuel industry, with the largest market share in its home state of Florida. Its mission is to disrupt the gas station fueling model by providing consumers and businesses with the convenience, safety, and touch-free benefits of on-demand fueling services brought directly to their locations. For commercial and specialty customers, at-site delivery during downtimes enables operators to begin their daily operations with fully fueled vehicles. For more information, visit www.ezfl.com.

About Palmdale Oil Company

Palmdale Oil Company is a Florida based family-owned petroleum wholesale and distribution business with over 35 years of experience meeting industry-specific fuel, lubricant, and chemical needs. Palmdale services a wide variety of customers in industries including industrial, marine, construction, golf, agriculture, automotive, fleet, government and more. With 10 company-owned facilities in Florida and 18 total supply points, Palmdale is perfectly positioned to offer petroleum products and services to our customers throughout the Southeastern United States and the Caribbean. For more information, visit www.palmdaleoil.com.

Forward Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor and Media Contact:

KCSA Strategic Communications

Kathleen Heaney / Joshua Greenwald

EzFill@kcsa.com